Oportun Announces Next Step to Optimize Capital Structure and Drive Improved Profitability

Executes $235 million four-year Senior Secured Term Loan Facility agreement with Castlelake and Neuberger Berman for debt refinancing

Announces preliminary Q3 2024 financial results — meets or outperforms Total Revenue, Adjusted EBITDA and Annualized Net Charge-Off Rate guidance metrics

In 2025, expects to deliver $0.25 to $0.50 Diluted EPS and $1.00 to $1.25 in Adjusted EPS, and Annualized Net Charge-Off Rate between 11% and 12%

SAN CARLOS, Calif., October 29, 2024 (GLOBE NEWSWIRE) -- Oportun (Nasdaq: OPRT) ("Oportun", or the "Company"), a mission-driven financial services company, announced today another important step in its plans to optimize the Company’s capital structure and drive improved profitability. Following an extensive review of a range of alternatives led by the Board of Directors, Oportun has entered into a Credit Agreement to refinance its existing corporate financing facility with a new $235 million Senior Secured Term Loan (“Term Loan”). The refinancing will improve Oportun’s operational and balance sheet flexibility with covenants that reflect the performance improvements made by the Company to date, including the agreement to sell the Company’s credit card portfolio, and reward accretive actions and cash flow generation. The Term Loan will be provided by two firms (the “Lenders”), funds managed by Castlelake L.P., a global alternative investment manager specializing in asset-based private credit that led the refinancing, and funds managed by Neuberger Berman, a private employee-owned investment manager. The Term Loan will carry a 15% fixed rate and mature in November 2028.

“After a thorough and competitive process, where multiple strategic options were considered, the Board of Directors determined that this transaction, which was the least dilutive financing option available, would best position Oportun for the future by further strengthening the Company’s balance sheet and liquidity as well as enhancing the ability for Oportun to generate consistent cash flow and deliver increased stockholder value,” said Neil Williams, Lead Independent Director of Oportun’s Board of Directors.

“With this refinancing and the operational and balance sheet flexibility the Term Loan will provide, we’re even better positioned to build on our progress. We expect to build on that momentum in 2025 through improving credit performance, identifying high-quality originations, and further enhancing our GAAP and adjusted profitability on a per-share basis” said Raul Vazquez, CEO of Oportun.

“As we continue our longstanding relationship with Oportun, this refinancing illustrates the confidence we have in the Company’s ability to execute its long-term strategy, underpinned by focusing on its core products while identifying high-quality loan originations” said John Lundquist, Partner at Castlelake.

“We’re pleased to remain a capital partner to Oportun alongside Castlelake, and the revised structure provides the Company with the funding and flexibility to responsibly grow the business and service the needs of its customers,” said Peter Sterling, Head of Specialty Finance at Neuberger Berman. “This

transaction reflects the confidence we have in the quality of Oportun’s underwriting and the sustainability of its business model.”

In connection with providing the Term Loan, the Lenders will receive warrants, at an exercise price of $0.01 per share, equal to 9.8% of the fully-diluted shares outstanding of the Company, excluding out-of-the-money options, on a pro-forma basis for the warrants, which as of September 30, 2024 was equal to 4,860,706 warrants, and the Lenders are entitled to Board observer rights. Even given the dilutionary impact from the newly issued warrants, the Company believes it will be able to drive increased profitability on a per share basis through focus on its core products, improving credit performance and maintaining cost discipline.

The new Term Loan provides a lower interest rate than the existing senior secured term loan being refinanced and Oportun is committed to paying off at least $40 million of the principal by February 1, 2026, with the flexibility to make additional pre-payments of $10 million at any time without penalty, and an additional $10 million without penalty after the one-year anniversary of closing. Management expects the Term Loan to close during the week of November 11, 2024, following and subject to customary closing conditions, as well as the closing of the credit card portfolio sale transaction, which was previously announced on September 25, 2024.

Preliminary Financial Results - Third Quarter 2024
Based upon management's current expectations, the Company will report Total Revenue, Annualized Net Charge-Off Rate, Net Loss, Adjusted EBITDA and Adjusted Net Income (Loss), for the third quarter as follows:

Metric	Preliminary	Guidance
	3Q24	3Q24
Total Revenue	$249-251 million	$248 - $252 million
Annualized Net Charge-Off Rate	11.9%	12.3% +/- 15 bps
Net Loss	$(30-32) million	N/A
Adjusted EBITDA [1]	$28-31 million	$23 - $26 million
Adjusted Net Income (Loss) [1]	$(2) - $1 million	N/A
[1] See About Non-GAAP Financial Measures for more detail.

The Company expects to deliver resilient third quarter top-line performance with Total Revenue in line with its guidance range. The Company’s tightened credit posture contributed to delivering annualized net charge-offs 25 bps better than the edge of its guidance range. On a GAAP basis, the Company expects a net loss of $30 to 32 million driven by non-cash fair value marks, including a $35 million mark-to-market adjustment on its ABS notes due to their weighted average price increasing from 96.0% to 97.8% as benchmark interest rates declined and credit spreads tightened significantly. Given strong Total Revenue, improved credit performance and continued expense discipline, the Company also expects to be near break-even to profitable on an Adjusted Net Income basis. The Company expects Adjusted EBITDA to be $28 to $31 million, which will be $2 to $5 million above the top end of its guidance range.

Furthermore, management is providing the following preliminary set of expectations regarding Oportun’s full year 2025 operating performance:
•GAAP EPS between $0.25 and $0.50
•Adjusted EPS between $1.00 and $1.25
•Annualized net charge-off rate between 11% and 12%
“We are pleased with our expected quarterly results and are looking forward to an even better 2025,” said Jonathan Coblentz, CFO of Oportun. “As these results and our future expectations demonstrate, we continue to make significant progress towards driving sustainable, profitable earnings growth, and shareholder value.”

Concurrent with this press release, Oportun has posted a business update presentation on its investor relations website, investor.oportun.com. The presentation further describes the Term Loan, the Company’s operating strategy, recent performance improvements, and preliminary performance expectations going into 2025.

Evercore acted as financial advisor and Orrick, Herrington & Sutcliffe LLP and Wilson Sonsini Goodrich & Rosati served as legal advisors to the Company on the transaction.
About Oportun
Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $18.7 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.

About Castlelake
Castlelake, L.P. is a global alternative investment manager focused on asset-based investments. Founded in 2005, Castlelake manages approximately $24 billion of assets on behalf of a diversified global investor base. The Castlelake team comprises more than 220 experienced professionals, including 80 investment professionals, across seven offices in North America, Europe and Asia. For more information, please visit www.castlelake.com.

About Neuberger Berman
Neuberger Berman, founded in 1939, is a private, independent, employee-owned investment manager. The firm manages a range of strategies – including equity, fixed income, quantitative and multi-asset class, private equity, real estate and hedge funds – on behalf of institutions, advisors and individual investors globally. Neuberger Berman's investment philosophy is founded on active management, engaged ownership and fundamental research, including industry-leading research into material environmental, social and governance factors. Neuberger Berman is a PRI Leader, a designation awarded to fewer than 1% of investment firms. With offices in 26 countries, the firm's diverse team has over 2,750 professionals. For nine consecutive years, Neuberger Berman has been named first or second in Pensions & Investments Best Places to Work in Money Management survey (among those with 1,000 employees or more). The firm manages $443 billion in client assets as of June 30, 2023. For more information, please visit Neuberger Berman's website at www.nb.com.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to future performance and financial position; the Company’s preliminary financial results for the third quarter of 2024; the Company’s full year 2025 outlook; expectations regarding the impact of the Term Loan, including expected timelines; the anticipated closing of the Company’s credit card portfolio sale transaction; our planned products and services; achievement of the Company's strategic priorities and goals and the plans and objectives of management for our future operations, are forward-looking statements are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements on its current expectations and projections about future events, financial trends and risks and uncertainties that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Preliminary Information
Numbers are as of September 30, 2024, and are unaudited, preliminary and subject to change upon completion of the Company’s closing process and quarterly review procedures. As a result, the Company's final results may vary materially from the preliminary results included in this press release. Oportun undertakes no obligation to update or supplement the information provided in this press release until the Company releases its financial statements for the three months ended September 30, 2024. The preliminary financial information included in this press release reflects the Company's current estimates based on information available as of the date of this press release. This preliminary financial and operational information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods. This preliminary financial information could be impacted by the effects of financial closing procedures, final adjustments, and other developments.
About Non-GAAP Financial Measures
This press release presents information about the Company’s Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

As previously announced on March 12, 2024, beginning with the quarter ended March 31, 2024, the Company has updated its calculation of Adjusted EBITDA and Adjusted Net Income for all periods. To align with these updated calculations, we also updated Adjusted EPS. Comparable prior period non-GAAP financial measures are included in addition to the previously reported metrics.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income, adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.
The Company believes it is useful to exclude the impact of income tax expense, as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.

The Company believes it is useful to exclude the impact of interest expense associated with the Company's corporate financing facilities, including the senior secured term loan and the residual financing facility, as it views this expense as related to its capital structure rather than its funding.

The Company excludes the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, and other non-recurring charges because it does not believe that these items reflect ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our corporate financing facilities.

The Company also excludes fair value mark-to-market adjustments on its loans receivable portfolio and asset-backed notes carried at fair value because these adjustments do not impact cash.

Adjusted Net Income
The Company defines Adjusted Net Income as net income adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and the Company's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.
The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.

The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, and other non-recurring charges because it does not believe that these items reflect its ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our corporate financing facilities.

The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

The Company also excludes the fair value mark-to-market adjustment on its asset-backed notes carried at fair value to align with the 2023 accounting policy decision to account for new debt financings at amortized cost.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

	Three Months Ended September 30,
(dollars in millions)	2024	2023
Net income (loss)	$ (32) - (30)	$ (21.1)
Adjustments:
Income tax expense (benefit)	(10.2) - (9.5)	(16.2)
Corporate Debt Interest	12.6	15.0
Depreciation and amortization	13.5	13.9
Workforce optimization expenses	-	0.5
Stock-based compensation expense	3.2	4.3
Other non-recurring	2.9	0.3
Fair value mark-to-market adjustment	38.0 – 38.3	16.5
Adjusted EBITDA	$ 28.0 – 31.0	$13.2

Adjusted Net Income (Loss)

	Three Months Ended September 30,
(dollars in millions)	2024	2023
Net income (loss)	$ (32) - (30)	$ (21.1)
Adjustments:
Income tax expense (benefit)	(10.2) - (9.5)	(16.2)
Stock-based compensation expense	3.2	4.3
Workforce optimization expense	-	0.5
Impairment	-	1.3
Other non-recurring charges	2.9	0.3
Fair value mark-to-market adjustment	33.3 – 34.7	14.9
Adjusted income before taxes	$(2.8) - 1.3	$(16.1)
Normalized income tax expense	(0.8) - 0.3	(4.3)
Adjusted income	$(2.0) - 1.0	$(11.7)

Forward-looking Adjusted Net Income and Adjusted EPS

	FY 2025
(dollars in millions)	Low	High
Net income	$ 12.6	$ 25.1
Adjustments:
Income tax expense (benefit)	4.7	9.3
Stock-based compensation expense	14.4	14.4
Other non-recurring charges	6.4	6.4
Fair value mark-to-market adjustment	30.8	30.8
Adjusted income before taxes	$68.9	$86.0
Normalized income tax expense	18.7	23.2
Adjusted Net Income	$50.2	$62.8
Diluted Weighted Average Shares Outstanding (millions)	50.2	50.2
Diluted EPS	$0.25	$0.50
Adjusted EPS	$1.00	$1.25

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact for Oportun
Michael Azzano
Cosmo PR for Oportun
(415) 596-1978
michael@cosmo-pr.com

Media Contact for Castlelake
Remy Marin / Alex Hinson
Prosek Partners for Castlelake
(212) 279 3115
Rmarin@prosek.com / ahinson@prosek.com